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                                                           Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of PureTec Corporation on Form S-3 of our report dated September 12, 1995, appearing in this Amendment No. 3 to the Annual Report on Form 10-K of PureTec Corporation for the year ended July 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Holtz Rubenstein & Co., LLP
Melville, New York
January 26, 1998